Ronald R. Chadwick, P.C.
                     Certified Public Accountant
                        2851 South Parker Road
                              Suite 720
                       Aurora, Colorado 80014
                         Phone (303)306-1967
                          Fax (303)306-1944



      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Gala Global Inc. on Form S-1 of my Report of Independent Registered Public Accounting Firm, dated January 6, 2011 on the balance sheet of Gala Global Inc. as at the November 30, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from March 15, 2010 (date of inception) through November 30, 2010.

In addition, I consent to the reference to me under the heading
"Experts" in the Registration Statement.

                                   RONALD R. CHADWICK, P.C.
Aurora, Colorado
March 11, 2011                      /s/Ronald R. Chadwick, P.C.
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